Exhibit 99.1

                             Joint Filer Information

Pursuant to General Instruction 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

                              Daniel M. Snyder
                              c/o The Washington Redskins
                              21300 Redskin Park Drive
                              Ashburn, Virginia  20147

Designated Filer: Red Zone LLC

Issuer and Ticker Symbol:  Six Flags, Inc. [PKS]

Date of Event Requiring Statement:  August 9, 2005


Signature: /s/ Daniel M. Snyder
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